CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the prospectus and under the caption "Auditors and Counsel" in the Statement of Additional Information, both included in Post-Effective Amendment No. 1 to the Registration Statement (Form N-1A No. 333-29253) of Boyar Value Fund, Inc. and to the use of our report dated January 29, 1999, included therein.


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP

Cincinnati, Ohio
February 25, 1999